                                                                   Exhibit 10.26

General Services Administration
Federal Supply Service
Washington, DC  20406

Dear FSS Contractor,

Attached is a modification to your contract under the FSC Group 70, Part 1, Sections B/C FSS Schedule to add ADP Services (SIN 132-51). Also included are corrections and clarifications.

Please note that this modification deletes information for Ordering Offices clauses 3a and 3b. entitled SCHEDULE ORDERS MUST BE CONTRACT SPECIFIC and NOT SPECIFICALLY PRICES (NSP) ITEMS.

These clauses are not necessary because purchasing of incidental, non-schedule items on a delivery order to a schedule contractor is permitted so long as the cost of the non-FSS schedule items are small compared to the total cost of the procurement.

NOTE:  Contractors are reminded:

1. Per Section H.3(c), within 60 days for contract award or April 1, 1996 (which ever is later), the contractor must provide a written certification to the Contracting Officer that the contractor is registered with the Central Contractor Registration Database (CCR).

In order for contractors to register with the CCR, they should download the Contractor Registration Program (CRP) from the Internet. There are two ways to access this information.

a.   File transfer Protocol (FTP), use lower case when entering data:

     .Name - ftp.netcom.com
     .Directory - pub/an/anoel
     .Download Three Files - disk1.zip, disk2,zip, and disk3.zip

b.   World Wide Web URL:  http:\\www.saecrc.org

c.   Please direct all questions regarding the CRP to 1800/683-9763.

2. Per Section H.3(d), the contractor shall, within 60 calendar days after April 1, 1996 or date of aware, whichever is later, provide a written EDI Implementation Plan to the Contracting Officer.

In this plan, the contractor is requested to provide a date when they expect to have each X.12 compliant file(s) implemented. See example below.

               IMPLEMENTATION
FILE           DATE
810            MM/DD/YY
832            MM/DD/YY

850            MM/DD/YY
824            MM/DD/YY


We are looking forward to your offer for ADP Services.

Sincerely,

/S/ ROY B. CHISHOLM
--------------------------------
Roy B. Chisholm

Director, ADP Acquisition Center

AMENDMENT OF SOLICITATION OF CONTRACT

1.   AMENDMENT MODIFICATION NO.
MODIFICATION #
3.   EFFECTIVE DATE
4.   REQUISITION PURCHASE REQ NO.
5.   PROJECT NO.
6.   __/FSS/FCI
CRYSTAL MALL #4, ROOM 1017
__ JEFFERSON DAVIS HIGHWAY
ARLINGTON, VA  22202
7.   ADMINISTERED BY (if other than Item 5)       CODE ___________
8. NAME AND ADDRESS OF CONTRACTOR (No., street, country, state and ZIP Code) Pulsar Data Systems, Inc.
4500 Forbes Blvd, Suite 300
Lanham,
MD  20706
(X)  9A. AMENDMENT OF SOLICITATION NO.
9B.  DATED (SEE ITEM 11)
10A.  MODIFICATION OF CONTRACT/ORDER NO.
GS-35F-4232D
10B  DATED (SEE ITEM 13)
5/3/96
FACILITY CODE
11.  THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers
_____ is extended      ______ is not extended.

    must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

   completing items 8 and 15. and returning ___ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the of offer ___ed; or
(c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.  ACCOUNTING AND APPROPRIATION DATA (if required))

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

    THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

     THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

     THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation, date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

    THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

     OTHER (Specify type of modification and authority) PER SECTION G.1

     IMPORTANT:  Contractor __ is not,   X   is required to sign this document
                                       -----
and return 2 copies of the issuing office.

   DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above referenced contract under FSC Group 70, Information Technology Multiple Award Schedule, is hereby modified as follows:

     provided herein, all terms and conditions of the document referenced in
Item 9A or 10A, as heretofore changed, remains unchanged and in full force

____ AND TITLE OF SIGNER (Type of print)
G. Wilkerson, Director of Contracts
CONTRACTOR/OFFEROR
Art H. Wilkerson/S/
(Signature of person authorized to sign)
15C.  DATE SIGNED
7/15/98
16A.  NAME AND TITLE OF CONTRACTING OFFICER (Type or print)

16B.  UNITED STATES OF AMERICA
BY: __________________________
(signature of Contracting Officer)
16C.  DATE SIGNED
0-01-152-8070
__ EDITION UNUSABLE
30-105
STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA

Modification                                    Page 2 of 53 pages

1.   Change in Contract Period.

The original contract period was April 1,1996 or Date of Award, whichever is later, through March 31, 1999.

The new contract period is April 1, 1996 or Date of Award, whichever is later, through five (5) years from the contract begin date, with a minimum period of three years from April 1, 1999. For example.

Contract                 New Contract
Begin Date                 End Data

April 1, 1996          March 31, 2002
July 5, 1997           July 3, 2002

February 24, 1998      February 23, 2003

2. ADD/REPLACE the following FSC/FPDS Classes to list of products and/or services being solicited in Section B.2.

SIN 132-8 PURCHASE OF EQUIPMENT

FSC CLASS 7042 - MINI AND MICRO COMPUTER CONTROL DEVICES

___  Microcomputer Control Devices

___  Telephone Answering and Voice Messaging Systems

FSC CLASS 6020 - FIBER OPTIC CABLE ASSEMBLIES AND HARNESSES

___  Fiber Optic Cable Assemblies and Harnesses

FSC CLASS 5805 - TELEPHONE AND TELEGRAPH EQUIPMENT

___  Telephone Equipment

___  Audio and Video Teleconferencing Equipment

FSC CLASS 5820 - RADIO AND TELEVISION COMMUNICATION EQUIPMENT, EXCEPT AIRBORNE

___  Two-Way Radio Transmission/Receivers/Antennas

___  Broadcast Band Radio Transmitters/Receivers/Antennas

Modification   Page 3 of 53 Pages

___  Microwave Radio Equipment/Antennas and waveguides

___  Satellite Communications Equipment

FSC CLASS 5826 - RADIO NAVIGATION EQUIPMENT, AIRBORNE

Airborne Radio Navigation Equipment

FSC CLASS 5830 - INTERCOMMUNICATION AND PUBLIC ADDRESS
SYSTEMS, EXCEPT AIRBORNE

Pagers and Public Address Systems (wired and wireless transmission, including background music systems)
(NOTE: Pager, Transmissions Services are excluded from this solicitation.)

FSC CLASS 5841 - RADAR EQUIPMENT, AIRBORNE

___  Airborne Radar Equipment

FSC CLASS 5895 - MISCELLANEOUS COMMUNICATION EQUIPMENT

___  Miscellaneous Communications Equipment

Indicate if the following is being offered in support of SIN
132-8 PURCHASE OF EQUIPMENT

___  Installation for equipment offered under SIN 132-8
(FPDS Code N070)

___  Deinstallation for equipment offered under SIN 132-8
(FPDS Code N070):

___  Reinstallation for equipment offered under SIN 132-8 FPDS Code N070)

NOTE: Installation must be incidental to, in conjunction with and in direct support of, the products sold under SIN 132-8 on this contract and cannot be purchased separately.

Modification                                    Page 4 of 53 Pages


SPECIAL ITEM NO. 132-51 INFORMATION TECHNOLOGY PROFESSIONAL SERVICES

___  IT Facility Operation and Maintenance (FPDS CODE D301)

 X   IT Systems Development Services (PDS CODE D302)
---

 X   IT Systems Analysis Services (FPDS Code D306)
---

 X   Automated Information Systems Design and Integration
---
Services (FPDS Code D307)

___  Programming Services (FPDS Code D308)
       ___  Millennium Conversion Services (Y2K)

___  IT Backup and Security Services (FPDS Code D310)

___  IT Data Conversion Services (FPDS Code D311)

___ Computer Aided Design/Computer Aided Manufacturing (CAD/CAM) Services (FPDS Code D313)

 X   IT Network Management Services (FPDS Code D316))
---

___  Automated News Services, Data Services, or Other Information
Services (FPDS Code D317)

___  Other Information Technology Services, Not Elsewhere  Classified (FPDS Code
D399)

Note:  All non-professional labor categories must be incidental to and used
solely to support hardware, software and/or   professional services, and cannot
be purchased separately.

SIN 132-52 ELECTRONIC COMMERCE SERVICES

___  Navigation Services

3. DELETE from Section C.1 the list of EXCLUDED ITEMS and REPLACE with the following:

NOTE:  The following ARE EXCLUDED from the Information Technology
Schedule:- )

Modification                                    Page 5 of 53 Pages

i. Radar Equipment (except airborne radar equipment).
Offers for radar equipment (other than airborne radar equipment) must be made to the GSA Federal Supply Service under FSC Group 58, Part IX. Contact Mr. William Glacken on (215) 656-3835.

ii. Electrical Equipment - e.g., Uninterruptible Power Supplies, Computer Back-Up Power Systems, Surge Suppressers, Power Line Conditioners, Surge Absorbers, etc. may be offered under this solicitation only in conjunction with the IT equipment these devices support. Offers which are limited to the electrical equipment cited above should be made to the GSA Federal Supply Service under FSC Group 61, Part V, Section B. Contact Mr. Dwight Young on (817) 978-8372.

iii. Training Courses for products which are outside the scope of this Schedule.

iv. Diskettes, Disk Cartridges, Disk Packs, Tape Cartridges, Tapes, and Optical Disks, may be offered only in conjunction with the hardware devices which utilize these supply items. Offers which do not include the hardware devices may be made under Federal Supply Schedule FSC Group 58, Part V. Contact (212) 264-2692.

v. Carrying cases, except one per portable CPU purchase.

vi. Financial Management Software that specifically covers complete primary-accounting systems that meet-Joint Financial Management Improvement Program (JFMIP) Core Financial System Requirements. Contact Ms. Kathy Wood, GSA, Federal Technology Service, on (703) 756-4214.

vii. Subscription services for databases on magnetic media and/or on optical disk. Contact Ms. Mary Ann DeFeo on (212) 264-2306.

viii. Any products which are not U.S. Made End Products, Designated Country End Products, Caribbean Basin Country End Products, Canadian End Products, or Mexican End Products in accordance with FAR 25.402(c) and General Services Administration Acquisition Regulation (GSAR) 525.402(a).

ix. Any products or services that are not "commercial" as defined in accordance with FAR 52.202-l(c).

Modification                                              Page 5 of 53 Pages

4. ADD the following new paragraph to the end of Section F:

F.5 DELIVERY PRICES (F-FCI-202-G) (DEC 1997)

(a) Prices offered must cover delivery as provided below to destinations located within the 48 contiguous States and the District of Columbia.

(b) The Offeror is requested to indicate below whether or not prices submitted cover delivery f.o.b. destination in Alaska, Hawaii, the Commonwealth of Puerto Rico, and such overseas locations as specified:


                         (Yes)           (No)
Alaska                              X
Hawaii |                            X
Puerto Rico                              X
Overseas Locations                       X


Specify: ____________________________________________
_____________________________________________________
_____________________________________________________


(c) When deliveries are made to destinations outside the 48 contiguous States; i.e., Alaska, Hawaii, the Commonwealth of Puerto Rico, and such overseas locations as specified, and are not covered by paragraph (b), above, the following conditions will apply:

(1) Delivery will be f.o.b. inland carrier, point of exportation (FAR 52.247-
38), with the transportation charges to be paid by the Government from point of exportation to destination in Alaska, Hawaii, the Commonwealth of Puerto Rico, and such overseas locations specified, as designated by the ordering office. The Contractor shall add the actual cost of transportation to destination from the point of exportation in the 48 contiguous States nearest to the designated destination. Such costs will, in all cases, be based upon the lowest regularly established rates on file with the Interstate Commerce Commission, the U.S. Maritime Commission (if shipped by water), or any State regulatory body, or those published by the U.S. Postal Service; and must be supported by paid freight or express receipt or by a statement of parcel post charges including weight of shipment.

(2) The right is reserved to ordering agencies to furnish Government bills of lading.

(d) Ordering offices will be required to pay differential) between freight charges and express charges where express deliveries are desired by the Government.

Modification                                                Page 7 of 53 Pages

5. DELETE Section G.1 MODIFICATIONS in its entirety and REPLACE with the following:

G.1.A MODIFICATIONS (MULTIPLE AWARD SCHEDULE)(GSAR 552.243-72) (AUG 1997) (FCI DEVIATION-DEC 1997)

(a) General. The Contractor may request a contract modification by submitting a request to the Contracting Officer for approval, except as noted in paragraph
(d) of this clause. At a minimum, every request shall describe the proposed change(s) and provide the rationale for the requested change(s).

(b) Types of Modifications.

(1) Additional items/additional SINs. When requesting additions, the following information must be submitted:

(i) Information requested in paragraphs (1) and (2) of the Commercial Sales Practice Format to add SINs.

(ii) Discount information for the new items(s) or new SIN(s). Specifically, submit the information requested in paragraphs 3 through 5 of the Commercial Sales Practice Format. If this information is the same as the initial award, a statement to that effect may be submitted instead.

NOTE:  Tho format for the Commercial Sales Practices is found in item G.1.B.

(iii) Information about the new item(s) or new SIN(s) as described in 552.212-70, Preparation of Offer (Multiple Award Schedule) is required.

NOTE:  Preparations of Offer (Multiple Award Schedules) paragraph is item G.1.C.

(iv) Delivery time(s) for the new item(s) or the item(s) under the new SIN(s) must be submitted in accordance with 552.211-78, Commercial Delivery Schedule (Multiple Award Schedules).

NOTE: The Commercial Delivery Schedule (Multiple Award Schedules) reference is F-FSS-265, April 1995 for this contract.

Modification                                                 Page 8 of 53 Pages


(v) Production point(s) for the new item(s) or the item(s) under the new SIN(s) must be submitted if required by 52.215-6, Place of Performance.

NOTE: The Place of Performance reference is 52.215-20 for this contract.

(vi) Any information requested by 52.212-3(f), Offerors Representations and Certifications - Commercial Items, that may be necessary to assure compliance with 552.225-9, Trade Agreements Act (I.2).

(2) Deletions. The Contractors shall provide an explanation for the deletion. The Government reserves the right to reject any subsequent offer of the same item or a substantially equal item at a higher price during the same contract period, if the Contracting Officer finds the higher price to be unreasonable when compared with the deleted item.

(3) Price Reduction. The Contractor shall indicate whether the price reduction falls under the item (i), (ii), or (iii) of subparagraph (c)(l) of the Price Reductions clause at 552.238-76 (I.14). If the price reduction falls under item
(i), the Contractor shall submit a copy of the dated commercial pricelist(s). If the price reduction falls under item (ii) or (iii), the Contractor shall submit a copy of the applicable pricelist(s), bulletins or letters or customer agreements which outline the effective date, duration, terms and conditions of the price reduction.

(c) Effective dates. The effective date of any modification is the date specified in the modification, except as otherwise provided ln the Price Reductions clause at 552.238-76 (I.14).

(d) Electronic file updates. The Contractor shall update electronic file submissions to reflect all modifications. Except for price reductions and corrections, the Contractor shall obtain the Contracting Officer's approval before transmitting changes. Price reductions and correction may be transmitted without prior approval. However, the Contracting Officer shall be notified as set forth in the Price Reductions clause at 552.238-76 (I.14).

(e) Amendments to paper Federal Supply Schedule Prie lists. The Contractor shall distribute a supplemental paper Federal Supply Schedule Pricelist reflecting accepted changes within 15 days after the effective date of the modification. At a minimum, distribution shall be made to these ordering activities that previously received the basic document. In addition, two copies of the supplemental pricelist shall be submitted to the contracting officer, and two copies shall be submitted to the FSS Schedule Information Center.

Modification                                                  Page 9 of 53 Pages

G.1.B C OMMERCIAL SALES PRACTICES FORMAT (CSP-1)

Name of Offeror:  Pulsar Data Systems, Inc.
SIN(s):  132-8, 132-51, 132-33d, 132-12

NOTE: Please refer to clause 552.212-70, PREPARATION OF OFFER (MULTIPLE AWARD SCHEDULE), for additional information concerning your offer. Provide the following information for each SIN (or group of SINs or SubSIN) for which information is the same.

(1) Provide the dollar value of sales to the general public at or based on an established catalog or market price during the previous 12 month period or the
Offeror's last fiscal year. $150M.   State beginning and ending of the 12 month
period. Beginning $70M Ending $80M. In the event that a dollar value is not an appropriate measure of the sales, provide and describe your own measure of the sales of the item(s).

(2) Show your total projected annual sales to the Government under this contract for the contract term, excluding options, for each SIN offered. If you currently hold a Federal Supply Schedule contract for the SIN the total projected annual sales should be based on your most recent 12 months of sales under that contract. SIN 132-8 $89M; SIN 132-51 $12M; SIN 132-33 $8M

(3) Based on your written discounting policies (standard commercial sales-practices in the event you do not have written discounting policies), are the discounts and any concessions which you offer the Government equal-to or better than your best price (discount and concessions in any combination) offered to any customer acquiring the same items regardless of quantity or terms and
conditions? YES  X   NO    .  (See definition of "concession" and "discount" in
                ---     ---
552.212-70.)

(4) (a) Based on your written discounting policies (standard commercial sales practices in the event you do not have written discounting policies), provide information as requested for each SIN (or group of SINs for which the information is the same) in accordance with the instructions at Table 515-1 which is provided in this solicitation for your convenience. The information should be provided in the chart below or in an equivalent format developed by the Offeror. Rows should be added to accommodate as many customers as required. See definition of "concession" and "discount" in 552.212-70.

Modification                                                Page 10 of 53 Pages


Column 1  Column 2  Column 3             Column 4  Column 5
Customer  Discount  Quantity/Volume      FOB Term  Concessions

(b) Do any deviations from your written policies or standard commercial sales practices disclosed in the above chart ever result in better discounts (lower prices) or concessions than indicated? YES ______ NO ________. If YES, explain deviations in accordance with the instructions at Table 515-1 which is provided in this solicitation for your convenience .

(5) If you are a dealer/reseller without significant sales to the general public, you should provide manufacturers information required by paragraphs (1) through (4) above for each item/SIN offered, if the manufacturer's sales under any resulting contract are expected to exceed S500,000. You must also obtain written authorization from the manufacturer(s) for Government access, at any time before award or before agreeing to a modification, to the manufacturer's sales records for the purpose of verifying the information submitted by the manufacturer. The information is required in order to enable the Government to make a determination that the offered price is fair and reasonable. To expedite the review and processing of offers, you should advise the manufacturer(s) of this requirement. The Contracting Officer may require the information be submitted on electronic media with commercially available spreadsheet(s). The information may be provided by the manufacturer directly to the Government. If the manufacturer's item(s) is being offered by multiple dealers/resellers, only one copy of the requested information should be submitted to the Government. In addition, you must submit the following information along with a listing of contact information regarding each of the manufacturers whose products and/or services are included in the offer (include the manufacturers name, address, the manufacturers contact point, telephone number, and FAX number) for each model offered by SIN:

(a) Manufacturer's Name
(b) Manufacturer's Part Number
(c) Dealer's/Reseller's Part Number
(d) Product Description,
(e) Manufacturer's List Price.
(f) Dealer's/Resellers percentage discount from List Price or net prices

Modification                                                Page 11 of 53 Pages


TABLE 515-1
INSTRUCTIONS FOR COMMERCIAL SALES PRACTICES FORMAT

If you responded "YES" to question (3), on the COMMERCIAL SALES PRACTICES FORMAT, complete the chart in question (4)(a) for the customer(s) who receive your best discount. If you responded "NO" complete the chart in question (4)(a) showing your written policies or standard sales practices for all customers or customer categories to whom you sell at a price (discounts and concessions in combination) that is equal to or better than the price(s) offered to the Government under this solicitation or with which the Offeror has a current agreement to sell at a discount which equals or exceeds the discount(s) offered under this solicitation. Such agreement shall be in effect on the date the offer is submitted or contain an effective date during the proposed multiple award schedule contract period. If your offer is lower than your price to other customers or customer categories you will be aligned with the customer or category of customer that receives your best price for purposes of the Price Reductions clause at 552.238-76. The Government expects you to provide information required by the format in accordance with these instructions that is, to the best of your knowledge and belief, current, accurate, and complete as of 14 calendar days prior to its submission. You must also disclose any changes in your pricelist(s), discounts and/or discounting policies which occur after the offer is submitted, but before the close of negotiations. If your discount practices vary by model or product line, the discount information should be by model or product line as appropriate. You may limit the number of models or product lines reported to those which exceed 75% of actual historical Government sales (commercial sales may be substituted if Government sales are unavailable) value of the special item number (SIN).

Column 1-Identify the applicable customer or category of customer. A "customer" is any entity, except the Federal Government, which acquires supplies or services from the Offeror. The term customer includes, but is not limited to original equipment manufacturers, value added resellers, state and local governments, distributors, educational institutions (an elementary, junior high, or degree granting school which maintains a regular facility and established curriculum and an organized body of students), dealers, national accounts, and end users. In any instance where the Offeror is asked to disclose information for a customer, the Offeror may disclose information by category of customer if the Offeror's discount policies or practices are the same for all customers in the category. (Use a separate line for each customer or category of customer.) Modification Page '2 cr j3 2ages

Modification                                                 Page 12 of 53 Pages


Column 2-Identify the discount. The term "discount" is as defined in solicitation clause 552.212-70 Preparation of Offer (Multiple Award Schedule). Indicate the best discount (based on your written discounting policies or standard commercial discounting practices if you do not have written discounting policies) at which you sell to the customer or category of customer identified in column 1, without regard to quantity; terms and conditions of the agreements under which the discounts are given; and whether the agreements are written or oral. Net prices or discounts off of other pricelists should be expressed as percentage discounts from the pricelist which is the basis for your offer. If the discount disclosed is a combination of various discounts (prompt payment, quantity, etc.), the percentage should be broken out for each type of discount. If the pricelists which are the basis of the discounts given to the customers identified in the chart are different than the pricelist submitted upon which your offer is based, identify the type or title and date of each pricelist. The Contracting Officer may require submission of these pricelists. To expedite evaluation, Offerors may provide these pricelists at the time of submission.

Column 3-Identify tho quantity or volume of sales. Insert the minimum quantity or sales volume which the identified customer or category of customer must either purchase/order, per order or within a specified period, to earn the discount. When purchases/orders must be placed within a specified period to earn a discount indicate the time period.

Column 4-Indicate tho FOB delivery term for each identified customer. (See FAR
47.3 for an explanation of FOB delivery terms.)

Column 5-Indicate concession regardless of quantity granted to the identified customer or category of customer. Concessions are defined in solicitation clause 552.212-70 Preparation of Offers (Multiple Award Schedule). If the space provided is inadequate, the disclosure should be made on a separate sheet by reference. If you respond "YES" to question 4(b) in the Commercial Sales Practices Format, provide an explanation of the circumstances under which you deviate from your written policies or standard commercial sales practices disclosed in the chart on the Commercial Sales Practices Format and explain how often they occur. Your explanation should include a discussion of situations that lead to deviations from standard practice, an explanation of how often they occur, and the controls you employ to assure the integrity of your pricing. Examples of typical

Modification                                                Page 13 of 53 Pages,

deviations may include, but are not limited to, one time goodwill discounts to charity organizations or to compensate an otherwise disgruntled customer; a limited sale of obsolete or damaged goods; the sale of sample goods to a new customer; or the sales of prototype goods for testing purposes.

If deviations from your written policies or standard commercial sales practices disclosed in the chart on the Commercial Sales Practices Format are so significant and/or frequent that the Contracting Officer cannot establish whether the price(s) offered is fair and reasonable, then you may be asked to provide additional information. The Contracting Officer may ask for information to demonstrate that you have made substantial sales of the item(s) in the commercial market consistent with the information reflected on the chart on the Commercial Sales Practices Format, a description of the conditions surrounding those sales deviations, or other information that may be necessary in order for the Contracting Officer to determine whether your offered price(s) is fair and reasonable. In cases where additional information is-requested, the Contracting Officer will target the request in order to limit the submission of data to that needed to establish the reasonableness of the offered price.

G.1.C PREPARATION OF OFFER (MULTIPLE AWARD SCHEDULE)
     (GSAR 552.212-70) (AVG 1997)

(a) Definitions. Concession, as used in this solicitation, means a benefit, enhancement or privilege (other than a discount), which either reduces the overall cost of a customer's acquisition or encourages a customer to consummate a purchase. Concessions include, but are not limited to, freight allowance, extended warranty, extended price guarantees, free installation and bonus goods.

Discount, as used in this solicitation, means a reduction to catalog prices (published or unpublished). Discounts include, but are not limited to, rebates, quantity discounts, purchase option credits, and any other terms or conditions other than concessions which reduce the amount of money .a customer ultimately pays for goods or services ordered or received. Any net price lower than the list price is considered a "discount" by the percentage difference from the list price to the net price.

(b) For each Special Item Number (SIN) included in an offer, the Offeror shall provide the information outlined in paragraph (c). Offerors may provide a single response covering more than one SIN, if the information disclosed is the same for all products

Modification                                                 Page 14 of 53 Pages

under each SIN. If discounts and concessions vary by model or product line, Offerors shall ensure that information is clearly annotated as to item or items referenced.

(c) Provide information described below for each SIN:

(l) Two copies of the Offeror's current published (dated or otherwise identified) commercial descriptive catalogs and/or pricelists from which discounts are offered. If special catalogs or pricelists are printed for the purpose of this offer, such descriptive catalogs or pricelists shall include a statement indicating the special catalogs or pricelists represent a verbatim extract from the Offeror's commercial catalogs and/or pricelists and identify the descriptive catalogs and/or pricelists from which the information has been extracted.

(2) Next to each offered item in the commercial catalog and/or pricelist, the Offeror shall write the special item number (SIN) under which the item is being offered. Unless a special catalog or pricelist is submitted, all other items shall be marked "excluded," lined out, and initialed by the Offeror.

(3) The discount(s) offered under this solicitation. The description of discounts offered shall include all discounts, such as prompt payment discounts, quantity/dollar volume discounts (indicate whether models/products can be combined within the SIN or whether SINs can be combined to earn discounts), blanket purchase agreement discounts, or purchase option credits. If the terms of sale appearing in the commercial catalogs or pricelist on which an offer is based are in conflict with the terms of this solicitation, the latter shall govern.

(4) A description of concessions offered under this solicitation which are not granted to other customers. Such concessions may include,-but are not limited to, an extended warranty, a return/exchange goods policy, or enhanced or additional services.

(5) If the Offeror is a dealer/reseller or the Offeror will use dealers to perform any aspect of contract awarded under this solicitation, describe the functions, if any, that the dealer/reseller will perform.

Modification                                                 Page 15 of 53 Pages

G.1.D REQUIREMENTS FOR COST OR PRICING DATA OR INFORMATION OTHER THAN COST OR PRICING DATA-MODIFICATIONS (FAR 52.215-21) (OCT 1997) (ALTERNATE IV-OCT 1997) (VARIATION I-AUG 1997)

(a) Submission of cost or pricing data is not required.

(b) Provide information described below.

(1) Information required by the clause at 552.243-72, Modifications (Multiple Award Schedule);

(2) Any additional supporting information requested by the Contracting Officer. The Contracting Officer may require additional supporting information, but only to the extent necessary to determine whether the price(s) offered is fair and reasonable.

(3) By submitting a request for modification, the Contractor grants the Contracting Officer or an authorized representative the right to examine, at any time before agreeing to a modification, books, records, documents, papers, and other directly pertinent records to verify the pricing, sales and other data related to the supplies or services proposed in order to determine the reasonableness of price(s). Access does not extend to Contractor's cost or profit information or other data relevant solely to the Contractor's determination of the prices to be offered in the catalog or marketplace.

6. DELETE Section G.3 CONTRACTOR'S REPORT OF SALES in its entirety and REPLACE with the following:

G.3 CONTRACTOR'S REPORT OF SALES (GSAR 552.238-72) (FEB 1998)
    (FCI DEVLATION--DEC 1997)

(a) The Contractor must report the quarterly dollar value (in U.S. dollars and rounded to the nearest whole dollar) of sales under the contract by calendar quarter (i.e., January-March, April-June, July-September, and October-December). The dollar value of a sale is the price paid by the schedule user for products and services on a schedule contract delivery order, as recorded by the Contractor. The reported contract sales value must include the Industrial Funding Fee (see Clause 552.238-77).

Modification                                                 Page 16 of 53 Pages


(b) The Contractor must report the quarterly dollar value of sales on electronic GSA Form 72A, Contractor's Report of Sales, to the FSS Vendor Support Center
(VSC) Website at Internet, http://VSC.gsa.gov. Sales shall be reported separately for each National Stock Number (NSN), Special Item Number (SIN), or subitem. If no sales occur, the Contractor shall show zero on the report for each separate National Stock Number (NSN), Special Item Number (SIN), or subitem.

(c) The Contractor must register with the FSS Vendor Support Center (VSC) before using the automated reporting system. To register, the Contractor (or his authorized representative) must call the VSC at (703) 305-6235 and provide the necessary information regarding the company, contact name(s), and telephone number(s). The VSC will then issue a 72A specific password and provide other information needed to access the reporting system. Instructions for electronic reporting are available at the VSC Website or by calling the above phone number.

(d) The Contractor must convert the total value of any sales made in foreign currency to U.S. dollars using the "Treasury Reporting Rates of Exchange," issued by the U.S. Department of Treasury, Financial Management Service. The contractor must use the issue of the Treasury report in effect on the last day of the reporting quarter. The report is available from:

Department of the Treasury
Financial Management Service
International Funds Branch
3700 East-West Highway
PGCII, Room 5Al9
Hyattsville, MD 20782
Telephone:  (202) 874-7994
Internet:
http://www.ustreas.gov/treasury/bureaus/finman/intn.html

(e) The report is due 30 days following the completion cf the reporting period. The Contractor must provide a close-out report within 120 days after the expiration date of the contract. This close-out report must cover all sales not shown in the final quarterly report and reconcile all errors and credits. If all contract sales are reported and all errors and credits on the final quarterly report are reconciled, then the Contractor shall show zero sales in the close-out report.

(f) The Government reserves the right to inspect without further notice, such records of the Contractor as pertain to sales under this contract. Willful failure or refusal to submit the required

Modification                                                 Page 17 of 53 Pages


reports, or falsification thereof, constitutes sufficient cause for terminating the contract for cause under the termination provisions of this contract.

7. DELETE Section H.1 OPTION TO EXTEND in its entirety and REPLACE with the following:

F.1.A OPTION TO EXTEND THE TERM OF THE CONTRACT
    (I-FSS-164-A) (AUG 1995)

The Government may require continued performance of this contract for an additional 5 year period. The option clause may not be exercised more than one time. When the option to extend the term of this contract is exercised the following conditions are applicable:

(a) The Contracting Officer may exercise the option by providing a written notice to the Contractor ten (10) months before expiration of the contract.

(b) When the Government exercises its option to extend the term of this contract, prices in effect at the time the option is exercised will remain in effect during the option period, unless an adjustment is made in accordance with another contract clause (e.g., Economic Price Adjustment Clause or Price Reductions Clause).

H.1.B NOTICE REGARDING OPTION(S) (GSAR 552.217-71) (NOV 1992)

The General Services Administration (GSA) has included an option to extend the term of the contract in order to demonstrate the value it places on quality performance by providing a mechanism for continuing a contractual relationship with a successful Offeror that performs at a level which meets or exceeds GSA's quality performance expectations as communicated to the Contractor, in writing, by the Contracting Officer or designated representative. When deciding whether to exercise the option, the Contracting Officer will consider the quality of the Contractor's past performance under this contract in accordance with 48 CFR 517.207.

Modification                                                Page 18 of 53 Pages


8. DELETE Section H.9 YEAR 2000 WARRANTY COMMERCIAL SUPPLY ITEMS in its entirety and REPLACE with the following:

H.9  YEAR 2000 WARRANTY COMMERCIAL SUPPLY ITEMS
(I-FSS-550-A)(AUG 1997)

As used in this clause, "Year 2000 compliant" means information technology that accurately processes date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations. Furthermore, Year 2000 compliant information technology, when used in combination with other information technology, shall accurately process date/time if the other information technology properly exchanges date/time data with it.

(a) All currently awarded products that are not Year 2000 compliant must be deleted from this contract no later than December 31, 1999.

(b) Any contract modifications, adding new items under clause 552.243-72, Modifications (Multiple Award Schedule), must meet the warranty requirement in paragraph c, below.

(c) The Contractor warrants that each hardware, software, and firmware product delivered under this contract shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with the product documentation provided by the Contractor, provided that all listed or unlisted products (e.g. hardware, software, firmware) used in combination with such listed product properly exchange date data with it. If the contract requires that specific listed products must perform as a system in accordance with the foregoing warranty, then that warranty shall apply to those listed products as a system. The duration of this warranty and the remedies-available to the Government for breach of this warranty shall be as defined in, and subject to, the terms and limitations of the Contractor's standard commercial warranty or warranties contained in this contract, provided that notwithstanding any provision to the contrary in such commercial warranty or warranties, the remedies available to the Government under this warranty shall include repair or replacement of any listed product whose non-compliance is discovered and made known to the Contractor in writing within ninety 190) days after acceptance. Nothing in this warranty shall be construed to limit

Modification                                                Page 19 of 53 Pages


any rights or remedies the Government may otherwise have under this contract with respect to defects other than Year 2000 performance.


9. DELETE Section 1.4 EXAMINATION OF RECORDS BY GSA in its entirety and REPLACE with the following:

I.4 EXAMINATION OF RECORDS BY GSA (MULTIPLE AWARD SCHEDULE) (GSAR 552.215-71) (AUG 1997)

The Contractor agrees that the Administrator of General Services or any duly authorized representative shall have access to and the right to examine any books, documents, papers and records of the Contractor involving transactions related to this contract for overbillings, billing errors, compliance with the Price Reductions clause and--compliance with the Industrial Funding Fee clause of this contract. This authority shall expire 3 years after final payment. The basic contract and each option shall be treated as separate contracts for purposes of applying this clause.

10. DELETE Section 1.6 PAYMENTS BY ELECTRONIC FUNDS
TRANSFER in its entirety and REPLACE with the following:

I.6 INVOICE PAYMENTS (GSAR 552.232-70).(MAR 1998)

(a) The due date for making invoice payments by the designated payment office is:

(1) For orders placed electronically by the General Services Administration
(GSA) Federal Supply Service(FSS), and to be paid by GSA through electronic funds transfer (EFT), the later of the following two events:

(i) The 10th day after the designated billing office receives a proper invoice from the contractor. If the designated billing office fails to annotate the invoice with the date of receipt at the time of receipt, the invoice payment due date shall be the 10th day after the date of the Contractor's invoice; provided the Contractor submitted a proper invoice and no disagreements exists over quantity, quality, or Contractor compliance with contract requirements.

(ii) The 10th day after Government acceptance of supplies delivered or services performed by the Contractor.

Modification                                                Page 20 of 53 Pages


(2) For all other orders, the later of the following two events:

(i) The 30th day after the designated billing office receives a proper invoice from the Contractor. If the designated billing office fails to annotate the invoice with the date of receipt at the time of receipt, the invoice payment due date shall be the 30th day after the date of the Contractor's invoice; provided the Contractor submitted a proper invoice and no disagreement exists over quantity, quality, or Contractor compliance with contract requirements.

(ii) The 30th day after Government acceptance of supplies delivered or services performed by the Contractor.

(3) On a final invoice, if the payment amount is subject to contract settlement actions, acceptance occurs on the effective date of the contract settlement. .

(b) The General Services Administration will issue payment on the due date in
(a)(1) above if the Contractor complies with full cycle electronic commerce. Full cycle electronic commerce includes all the following elements:

(1) The Contractor must receive and fulfill electronic data interchange (EDI) purchase orders (transaction set 850).

(2) The Contractor must generate and submit to the Government valid EDI invoices (transaction set 810).

(3) The Contractor's financial institution must receive and process, on behalf of the Contractor, EFT payments through the Automated Clearing House (ACH) system.

(4) The EDI transaction sets in (b)(1) through (b)(3) above must adhere to implementation conventions provided by GSA.

(c) If any of the conditions in (b) above do not occur, the 10 day payment due dates in (a)(1) become 30 day payment due dates.

(d) All other provisions of the Prompt Payment Act (31 U.S.C. 3901 et seq.) and Office of Management and Budget (OMB) Circular
A-125, Prompt Payment, apply.

Modification                                                 Page 21 of 53 Pages


i.7 DELETE Section 1.7 PAYMENT BY CREDIT CARD in its entirety and REPLACE with the following:

I.7 PAYMENT BY PURCHASE CARD (GSAR 552.232-80) (DEC 1989) (VARIATION I) (MAR
1998) ,

(a) Definitions: "Government purchase card" means the uniquely numbered credit card issued to named individual Government employees or entities to pay for official Government purchases. "Oral delivery order" means an order placed orally either in person or by telephone, which is paid for by Government purchase card.

(b) Contractors are required to accept the Government purchase card for payments equal to or less than the micro-purchase threshold for oral or written delivery orders. This is not intended to limit the acceptance of the Government purchase card under this contract for dollar amounts that exceed this threshold if otherwise agreeable between the Contractor and the customer; therefore, Contractors are encouraged to accept payment by the Government purchase card for all orders. If the Contractor is unwilling to accept payment by the Government purchase card for a delivery order, the Contractor must so advise the ordering agency within 24 hours of receipt of order.

(c) The Contractor shall not process a transaction for payment through the credit card clearinghouse until the purchased supplies have been shipped or services performed. Unless the cardholder requests correction or replacement of a defective or faulty item in accordance with other contract requirements, the Contractor shall immediately credit a cardholder's account for items returned as defective or faulty.

12. DELETE Section 1.13 INVOICE REQUIREMENTS in its entirety and REPLACE with the following:

I.13 INVOICE

The Contractor shall submit an original invoice and three copies (or electronic invoice, if authorized,) to the address designated 141 the delivery or task order to receive invoices. An invoice must include- .

(1) Name and address of the Contractor;
(2) Invoice date;
(3) Contract number, contract line item number and, if applicable, the order number;

Modification                                                Page 22 of 53 Pages


(4) Description, quantity, unit of measure, unit price and extended price of the items delivered;
(5) Shipping number and date of shipment including the bill of lading number and weight of shipment if shipped on Government bill of lading;
(6) Terms of any prompt payment discount offered
(7) Name and address of official to whom payment is to be sent; and
(8) Name, title, and phone number of person to be notified in event of defective invoice.

Invoices will be handled in accordance with the Prompt Payment Act (31 U.S.C.
3903) and Office of Management and Budget (OMB) Circular A-125, Prompt Payment. Contractors are encouraged to assign an identification number to each invoice.

13. DELETE Section 1.25 INDUSTRIAL FUNDING FEE in its entirety and REPLACE with the following:

I.25 INDUSTRIAL FUNDING FEE (G5AR 552.238-77) {FEB 1998)
(FC:  DEVIATION--DEC 1997))

(a) The Contractor must pay the Federal Supply Service, GSA, an Industrial Funding Fee (IFF). The Contractor must remit the IFF in U.S. dollars within 30 days after the end of each quarterly reporting period as established in clause 552.238-72, Contractor's Report of Sales. The IFF equals one percent (1%) of the total quarterly sales reported. The IFF reimburses the GSA Federal Supply Service for the costs of operating the Federal Supply Schedules Program. Offerors should include the IFF in the prices submitted with their offer. The fee is included in the award price(s) and reflected in the total amount charged to ordering activities; consequently, GSA's costs are recouped from these ordering activities.

(b) The Contractor must remit any monies due as a result of the close out report required by Clause 552.238-72 at the time the close out report is submitted to GSA.

(c) The IFF amount due must be paid by check, or electronic funds transfer through the Automated Clearing House (ACH), to the "General Services Administration." If the payment involves multiple special item numbers or contracts, the Contractor may consolidate the IFFs into one payment. To ensure that the payment is credited properly, the Contractor shall identify the check or electronic transmission as an "Industrial Funding Fee" and include the following information: contract number(s);

Modification                                                 Page 23 of 53 Pages


report amount(s); and report period(s). If the Contractor makes payment by check, provide this information on either the check, check stub, or other remittance material.

(1) If the payment is made by check, it shall be forwarded to the following address:

General Services Administration
Accounts Receivable Branch (6BCR)
P.O. Box 70500
Chicago, IL 60673-0500

(2) If the IFF payment is made by electronic funds transfer through ACH, the Contractor must call GSA, Financial Information Control Branch, Receivables, Collections and Sales Section (6BCDR) at (contracting officer to insert phone number) to make arrangements. .

(d) If the full amount of the IFF is not paid within 30 calendar days after the end of the applicable reporting period, it shall constitute a contract debt to the United States Government under the terms of FAR 32.6. The Government may exercise all rights under the Debt Collection Act of 1982, including withholding or setting off payments and interest on the debt (see FAR 52.232-17, Interest).

(e) Failure to submit sales reports, falsification of sales reports, and/or failure to pay the IFF in a timely manner may result in termination or cancellation of this contract. Willful failure or refusal to furnish the required reports, falsification of sales reports, or failure to make timely payment of the IFF constitutes sufficient cause for terminating the contract for cause under the termination provisions of this contract.

14. ADD to the end of Section I - CONTRACT CLAUSES the following clauses:

I.28 PLACEMENT OF ORDERS (GSAR 552.216-73) (JUN 1994)
(ALTERNATE II-JUN 1994) (DEVIATION)

(a) Delivery orders under this contract may be placed by entities authorized to do so by the Scope of Contract clause (see C.2).

(b) Orders may be placed through Electronic Data Interchange
(EDI) or mailed in paper form. EDI orders shall be placed using the American National Standards Institute (ANSI) X12 Standardfor Electronic Data Interchange
(EDI) format.

Modification                                                Page 24 of 53 Pages


(c) If the Contractor agrees, GSA's Federal Supply Service (FSS) will place all orders by EDI using computer-to-computer EDI. If computer-to-computer EDI is not possible, FSS will use an alternative EDI method allowing the Contractor to receive orders by facsimile transmission. Subject to the Contractor's agreement, other agencies may place orders by EDI.

(d) When computer-to-computer EDI procedures will be used to place orders, the Contractor shall enter into one or more Trading Partner Agreements (TPA) with each Federal agency placing orders electronically in order to ensure mutual understanding by the parties of certain electronic transaction conventions and to recognize the rights and responsibilities of the parties as they apply to this method of placing orders. The TPA must identify, among other things, the third party providers) through which electronic orders are placed, the transaction sets used, security procedures, and guidelines for implementation. Federal agencies may obtain a sample format to customize as needed from the office specified in (g) below.

(e) The Contractor shall be responsible for providing its own hardware and software necessary to transmit and receive data electronically. Additionally, each party to the TPA shall be responsible for the costs associated with its use of third party provider services.

(f) Nothing in the TPA will invalidate any part of this contract between the Contractor and the General Services Administration. All terms and conditions of this contract that otherwise would be applicable to a mailed order shall apply to the electronic order.

(g) The basic content and format of the TPA will be provided by:

General Services Administration
Systems Inventory and Operations Management Center (FCS)
Washington, DC  20406

Telephone:  (703) 305-7741
FAX:        (703) 305-7720

I.29 CONTRACT SALES CRITERIA (I-FSS-639) (MAR 1998)

A contract will not be awarded unless anticipated sales are expected to exceed $25,000 for a 1-year period. Resultant contracts will be canceled in accordance with the cancellation clause unless reported sales are $25,000 for each 12 month period from date of award and every 12 month period thereafter.

Modification                                                 Page 25 of 53 Pages


15. DELETE Section K.16 COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION and REPLACE with the following:

R.16 RESERVED

16. DELETE Section L.10 SIC CODES AND SMALL BUSINESS SIZE STANDARD in its entirety and REPLACE with the following: L.10 STANDARD INDUSTRIAL CLASSIFICATION {SIC) CODE AND SMALL BUSINESS SIZE STANDARD (BLOCK 10, STANDARD FORM 1449)

(a) The standard industrial classification (SIC) codes for this acquisition and the small business size standards per FAR 19.102, are as follows:

                             SIC DESCRIPTION SIZE

DIVISION D - MANUFACTURING

MAJOR GROUP 27 - PRINTING, PUBLISHING, AND ALLIED INDUSTRIES

   2741 MISCELLANEOUS PUBLISHING                                          500

MAJOR GROUP 35 - INDUSTRIAL AND COMMERCIAL MACHINERY AND
COMPUTER EQUIPMENT

   3571          ELECTRONIC COMPUTERS                                   1,000
   3572          COMPUTER STORAGE DEVICES                               1,000
   3575          COMPUTER TERMINALS                                     1,000
   3577          COMPUTER PERIPHERAL EQUIPMENT,N.E.C.                   1,000

MAJOR GROUP 36 - ELECTRONIC AND OTHER ELECTRICAL EQUIPMENT AND
COMPONENTS

   3643          CURRENT-CARRYING WIRING DEVICES                          500
   3644          NONCURRENT-CARRYING WIRING DEVICES                       500
   3651          HOUSEHOLD AUDIO AND VIDEO EQUIPMENT                      750
   3661          TELEPHONE AND TELEGRAPH APPARATUS                      1,000
   3663          RADIO AND TELEVISION BROADCASTING AND
   3669          COMMUNICATIONS EQUIPMENT -                               750
   3669          OTHER COMMUNICATIONS EQUIPMENT, N.E.C.                   750

Modification                                                Page 26 of 53 Pages



DIVISION E - TRANSPORTATION, COMMUNICATIONS, ELECTRIC, GAS, AND
SANITARY SERVICES

MAJOR GROUP 48 - COMMUNICATIONS

4812RADIOTELEPHONE COMMUNICATIONS                                     1,500
4813TELEPHONE COMMUNICATIONS, EXCEPT
RADIOTELEPHONE                                                        1,500
4822TELEGRAPH AND OTHER MESSAGE COMMUNICATIONS                       $  5.0
4899COMMUNICATIONS SERVICES, N.E.C.                                  $ 11.0

DIVISION F - WHOLESALE TRADE
MAJOR GROUP 50 - DURABLE GOODS
5045             COMPUTERS AND COMPUTER PERIPHERAL
                 EQUIPMENT AND SOFTWARE                              $  500

DIVISION I - SERVICES
MAJOR GROUP 73 - BUSINESS SERVICES

7359EQUIPMENT RENTAL AND LEASING, N.E.C.                      $  5.0
7371COMPUTER PROGRAMS                                         $ 18.0
7372PREPACKAGED SOFTWARE                                       518.0
7373COMPUTER INTEGRATED SYSTEMS DESIGN                          18.0
7374COMPUTER PROCESSING AND DATA PREPARATION
AND PROCESSING SERVICES                                       $ 18.0
7375 INFORMATION RETRIEVAL SERVICES                           $ 18.0
7376 COMPUTER FACILITIES MANAGEMENT SERVICES  18.0
7377 COMPUTER RENTAL AND LEASING                              $ 18.0
7378 COMPUTER MAINTENANCE AND REPAIR                          $ 18.0
7379 COMPUTER RELATED SERVICES, N.E.C.                        $ 18.0
7389 BUSINESS SERVICES, N.E.C.                                $  5.0

NOTES: SIZE STANDARDS PRECEDED BY A DOLLAR SIGN ($) ARE IN MILLIONS OF DOLLARS. ALL OTHERS ARE IN NUMBER OF EMPLOYEES UNLESS SPECIFIED OTHERWISE. N.E.C.: NOT ELSEWHERE CLASSIFIED.

(b) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(c) If the Offeror represents different business sizes than indicated in paragraph G.l(c) for any proposed SIN, indicate below the SIC code and the business size.

Modification                                               Page 27 of 53 Pages



Special Item Number      Standard Industry         Business
(SIN)                    Classification (SIC)      Size

132-3 Leasing of
Equipment
132-8 Purchase of
Equipment
132-12 Maintenance of
  Equipment, Repair
Service and/or
Repair/Spare Parts
132-32 Term Software
License
132-33 Perpetual
Software License
132-34 Maintenance of
Software.
132-50 Training Courses
132-51 Professional
Information Technology
Services.
132-52 Electronic
Commerce Services.

17. DELETE from ATTACHMENT I the section entitled INFORMATION FOR ORDERING-OFFICES and REPLACE with the following:

INFORMATION FOR ORDERING OFFICES

SPECIAL NOTICE TO AGENCIES:

Small Business Participation

SBA strongly supports the participation of small business concerns in the Federal Supply Schedules Program. To enhance Small Business Participation SBA policy allows agencies to include in their procurement base and goals, the dollar value of -orders expected to be placed against the Federal Supply Schedules, and to report accomplishments against these goals.

For orders exceeding the micropurchase threshold, FAR 8.404 requires agencies to consider the catalogs/pricelists of at least three schedule contractors or consider reasonably available

Modification                                                Page 28 of 53 Pages


information by using the GSA Advantage!TM on-line shopping service (www.fss.gsa.gov). The catalogs/pricelists, GSA Advantage!TM and the Federal Supply Service Home Page (www.fss.gsa.gov) contain information on a broad array of products and services offered by small business concerns.

This information should be used as a tool to assist ordering activities in meeting or exceeding established small business goals. It should also be used as a tool to assist in including small, small disadvantaged, and women-owned small businesses among those considered when selecting pricelists for a best value determination.

For orders exceeding the micropurchase threshold, customers are to give preference to small business concerns when two or more items at the same delivered price will satisfy their requirement.

1. Geographic Scope of Contract:

**The minimum acceptable geographic scope of contract is the 48 contiguous states and the District of Columbia. If the scope includes Alaska, Hawaii, or the Commonwealth of Puerto Rico, identify these locations. Any overseas locations must also be specifically identified.**

2. Contractor's Ordering Address and Payment Information:

**The Contractor should insert the complete address(es) for ordering (see paragraph G.8) and payment (see paragraph G.10.**

Contractors are required to accept the Government purchase card for payments equal to or less than the micro-purchase threshold for oral or written delivery orders. Government purchase cards will/will not be acceptable for payment above the micro-purchase threshold. In addition, bank account information for wire transfer payments will be shown on the invoice.

**Choose the appropriate language "will" or "will not" in the second sentence. Copy the first and third sentence.**

The following telephone number(s) can be used by ordering agencies to obtain technical and/or ordering assistance:


**Insert the telephone numbers.**

Modification                                                Page 29 of 53 Pages


3. LIABILITY FOR INJURY OR DAMAGE

The Contractor shall not be liable for any injury to Government personnel or damage to Government property arising from the use of equipment maintained by the Contractor, unless such injury or damage is due to the fault or negligence of the Contractor.

4. Statistical Data for Government Ordering Office Completion of Standard Form 279:

Block 9:  G. Order/Modification Under Federal Schedule
Block 16:  Data Universal Numbering System (DUNS)
Number:  11-807-6561
Block 30:  Type of Contractor - A

**Copy the applicable letter and corresponding language from the following list**

A. Small Disadvantaged Business
8. Other Small Business
C. Large Business
G. Other Nonprofit Organization
L. Foreign Contractor

Block 31:  Woman-Owned Small Business - NO
                                         **Yes or No**

Block 36:  Contractors Taxpayer Identification Number (TIN)
    51-275037
4a. CAGE Code:  OMOC7

**CAGE Codes are assigned by the Defense Logistics Agency. If you do not currently have a CAGE Code, GSA will supply you with the form necessary to obtain a CAGE Code at a later date.**

5.  FOB Destination

6. DELIVERY SCHEDULE

a. TIME OF DELIVERY: The Contractor shall deliver to destination within the number of calendar days after receipt of order (ARO), as set forth below:

    SPECIAL ITEM NUMBER         DELIVERY TIME (Days ARO)
    132-8                                30
    132-33                               30

Modification                                                Page 30 of 53 Pages


**NOTE: The Time of Delivery stated should be identical to that shown under paragraph B.2, PRODUCTS AND SERVICES OFFERED/SCHEDULE OF ITEMS. If Expedited Delivery and/or Overnight and 2-Day Delivery are offered under paragraph C.12, COMMERCIAL DELIVERY SCHEDULE (MULTIPLE AWARD SCHEDULE), provide information in this section of the pricelist.**

N/A

b. URGENT REQUIREMENTS: When the Federal Supply Schedule contract delivery period does not meet the bona fide urgent delivery requirements of an ordering agency, agencies are encouraged, if time permits, to contact the Contractor for the purpose of obtaining accelerated delivery. The Contractor shall replay to the inquiry within 3 workdays after receipt. (Telephonic replies shall be confirmed by the Contractor in writing.) If the Contractor offers an accelerated delivery time acceptable to the ordering agency, any order(s) placed pursuant to the agreed upon accelerated delivery time frame shall be delivered within this shorter delivery time and in accordance with all other terms and conditions of the contract.

7. Discounts:  Prices shown are NET Prices; Basic Discounts have been deducted.

a. Prompt Payment: N/A% - __ days from receipt of invoice or date of acceptance, whichever is later.
b. Quantity
c. Dollar Volume
d. Government Educational Institutions

**If Government Educational Institutions as offered special discounts, which are greater than the discounts offered to other Government customers, specify such discounts. Otherwise, state that Government Educational Institutions are offered the same discounts as all other Government customers.**

e. Other

**Provide complete information to explain all of the discounts offered. Copy the language in paragraphs "a" through "f" as applicable to your proposal.**

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8. Trade Agreements Act of 1979, as amended:

All items are U.S. made end products, designated country end products, Caribbean Basin country end products, Canadian end products, or Mexican end products as defined in the Trade Agreements Act of 1979, as amended.

9. Statement Concerning Availability of Export Packing:

NONE

10. Sma11 Requirements: The minimum dollar value of orders to be issued is $100.

**See C.9, ORDER LIMITATIONS, paragraph (a) Minimum Order.**

11. Maximum Order: (All dollar amounts are exclusive of any discount for prompt payment.)

a. Special Item-Number 132-3 - Leasing of Equipment

The maximum dollar value per order for all leased equipment will be $500,000.

b. Special Item Number 132-8 - Purchase of Equipment

The maximum dollar value per order for all purchased equipment will be $500,000.

c. Special Item Number 132-12 - Repair Parts/Spare Parts

The maximum dollar value per order for all repair parts/spare parts will be $10,000.

d. Special Item Number 132-32 - Term Software Licenses

The maximum dollar value per order for all term software licenses will be $50,000 or $500,000.

e. Special Item Number 132-33 - Perpetual Software Licenses

The maximum dollar value per order for all perpetual software licenses will be $50,000 or $500,000.

f. Special Item Number 132-50 - Training Courses

The maximum dollar value per order for all training courses will be S25,000.
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g. Special Item Number 132-51 - Information Technology (IT) Professional
Services

The maximum dollar value per order for all IT Professional services will be $500,000.

h. Special Item Number 132-52 - Electronic Commerce (EC) Services

The maximum dollar value per order for all EC services will be $500,000.

Note: Maximum Orders do not apply to Special Item Numbers 132-12 Maintenance and Repair Service (except for Repair Parts/Spare Parts) or 132-34 Maintenance of Software.

12. USE OF FEDERAL SUPPLY SERVICE INFORMATION TECHNOLOGY SCHEDULE CONTRACTS. In accordance with FAR 8.404:

[NOTE: Special ordering procedures have been established for Special Item Numbers (SINs) 132-51 IT Professional Services and 132-52 EC Services; refer to the terms and conditions for those SINs.]

Orders placed pursuant to a Multiple Award Schedule (MAS), using the procedures in FAR 8.404, are considered to be issued pursuant to full and open competition. Therefore, when placing orders under Federal Supply Schedules, ordering offices need not seek further competition, synopsize the requirement, make a separate determination of fair and reasonable pricing, or consider small business set-asides in accordance with subpart 19.5. GSA has already determined the prices of items under schedule contracts to be fair and reasonable. By placing an order against a schedule using the procedures outlined below, the ordering office has concluded that the order represents the best value and results in the lowest overall cost alternative (considering price, special features, administrative costs, etc.) to meet the Government's needs.

a. Orders placed at or below the micro-purchase threshold. Ordering offices can place orders at or below the micro-purchase threshold with any Federal Supply Schedule Contractor.

b. Orders excluding the micro-purchase threshold but not exceeding the maximum order threshold. Orders should be placed with the Schedule Contractor that can provide the supply or service that represents the best value. Before placing an order,) ordering offices should consider reasonably available information

Modification                                                 Page 33 of 53 Pages


about the supply or service offered under MAS contracts by using the "GSA Advantage!" on-line shopping service, or by reviewing the catalogs/pricelists of at least three Schedule Contractors and selecting the delivery and other options available under the schedule that meets the agency's needs. In selecting the supply or service representing the best value, the ordering office may consider-

(1) Special features of the supply or service that are required in effective program performance and that are not provided by a comparable supply or service;

(2) Trade-in considerations;

(3) Probable life of the item selected as compared with that of a comparable item;

(4) Warranty considerations;

(5) Maintenance availability;

(6) Past performance; and

(7) Environmental and energy efficiency considerations.

c. Orders exceeding the maximum order threshold. Each schedule contract has an established maximum order threshold. This threshold represents the point where it is advantageous for the ordering office to seek a price reduction. In addition to following the procedures in paragraph b, above, and before placing an order that exceeds the maximum order threshold, ordering offices shall--

(1) Review additional Schedule Contractors' catalog pricelists or use the "GSA Advantage!" on-line shopping service;

(2) Based upon the initial evaluation, generally seek price reductions from the Schedule Contractor(s) appearing to provide the best value (considering price and other factors); and

(3) After price reductions have been sought, place the order with the Schedule Contractor that provides the best value and results in the lowest overall cost alternative. If further price reductions are not offered, an order may still be placed, 8 if the ordering office determines that it is appropriate.
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NOTE:  For orders exceeding the maximum order threshold, the Contractor may:

(1) Offer a new lower price for this requirement (the Price Reductions clause is not applicable to orders placed over the maximum order in FAR 52.216-19 Order Limitations);

(2) Offer the lowest price available under the contract; or

(3) Decline the order (orders must be returned in accordance with FAR 52.216-
19).

d. Blanket purchase agreements (BPAs). The establishment of Federal Supply Schedule BPAs is permitted when following the ordering procedures in FAR 8.404. All schedule contracts contain BPA provisions. Ordering offices may use BPAs to establish accounts with Contractors to fill recurring requirements. BPAs should address the frequency of ordering and invoicing, discounts, and delivery locations and times.

e. Price reductions. In addition to the circumstances outlined in paragraph c, above, there may be instances when ordering offices will find it advantageous to request a price reduction. For example, when the ordering office finds a schedule supply o. service elsewhere at a lower price or when a BPA is being established to fill recurring requirements, requesting a price reduction could be advantageous. The potential volume of orders under these agreements, regardless of the size of the individual order, may offer the ordering office the opportunity to secure greater discounts. Schedule Contractors are not required to pass on to all schedule users a price reduction extended only-to an individual agency for a specific order.

f. Small business. For orders exceeding the micro-purchase threshold, ordering offices should give preference to the items of small business concerns when two or more items at the same delivered price will satisfy the requirement.

g. Documentation. Orders should be documented, at a minimum, by identifying the Contractor the item was purchased from, the item purchased, and the amount paid. If an agency requirement in excess of the micro-purchase threshold is defined so as to require a particular brand name, product, or feature of a product peculiar to one manufacturer, thereby precluding consideration of a product manufactured by another company, the

Modification                                                Page 35 of 53 Pages


ordering office shall include an explanation in the file as to why the particular brand name, product, or feature is essential to satisfy the agency's needs.

13. FEDERAL INFORMATION TECHNOLOGY/TELECOMMUNICATIONS STANDARDS REQUIREMENTS:
Federal departments and agencies acquiring products from this Schedule must comply with the provisions of the Federal Standards Program, as appropriate (reference: NIST Federal Standards Index). Inquiries to determine whether or not specific products listed herein comply with Federal Information Processing Standards (FIPS) or Federal telecommunication Standards (FED-STDS), which are cited by ordering offices, shall be responded to promptly by the Contractor.

13.1 FEDERAL INFORMATION PROCESSING STANDARDS PUBLICATIONS (FIPS PUBS):
Information Technology products under this Schedule that do not conform to Federal Information Processing Standards (FIPS) should not be acquired unless a waiver has been granted in accordance with the applicable "FIPS Publication." Federal Information Processing Standards Publications (FIPS PUBS) are issued by the U.S. Department of Commerce, National Institute of Standards and Technology
(NIST), pursuant to National Security Act. Information concerning their availability and applicability should be obtained from the National Technical Information Service (NTIS), 5285 Port Royal Road, Springfield, Virginia 22161. FIPS PUBS include voluntary standards when these are adopted for Federal use. Individual orders for FIPS PUBS should be referred to the NTIS Sales Office, and orders for subscription service should be referred to the NTIS Subscription Officer, both at the above address, or telephone number (703) 487-9650.

13.2 FEDERAL TELECOMMUNICATION STANDARDS (FED STDS): Telecommunication products under this Schedule that do not conform to Federal Telecommunication Standards (FED-STDS) should not be acquired unless a waiver has been granted in accordance with the applicable "FED-STD." Federal telecommunication Standards are issued by the U.S. Department of Commerce, National Institute of Standards and Technology
(NIST), pursuant to National Security Act. Ordering information and information concerning the availability of FED-STDS should be obtained from the GSA, Federal Supply Service, Specification Section, 470 East L'Enfant-Plaza, Suite 8100, SW, Washington, DC 20407, telephone number (202)619-8925. Please include a self-addressed mailing label when requesting information by mail. Information concerning their applicability can be obtained by writing or calling the U.S. Department of Commerce, National Institute of Standards and Technology, Gaithersburg, MD 20899, telephone number (301) 975-2833.

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14. SECURITY REQUIREMENTS.  In the event security requirements are necessary, the ordering activities may incorporate, in their delivery orders, a security clause in accordance with current laws, regulations, and individual agency policy; however, the burden of administering the security requirements shall be with the ordering agency. If any costs are incurred as a result of the inclusion of security requirements, such costs will not exceed ten percent (10%) or 5100,000, of the total dollar value of the order, whichever is lessor.

15. CONTRACT ADMINISTRATION FOR ORDERING OFFICES: Any ordering office, with respect to any one or more delivery orders placed by it under this contract, may exercise the same rights of termination as might the GSA Contracting Officer under provisions of FAR 52.212-4, paragraphs (1) Termination for the Goverment's convenience, and (m) Termination for Cause (See C.1.)

16. GSA Advantage!

GSA Advantage! is an on-line, interactive electronic information and ordering system that provides on-line access to vendors' schedule prices with ordering information. GSA Advantage! will allow the user to perform various searches across all contracts including, but not limited to:

(1) Manufacturer;
(2) Manufacturer's Part Number; and
(3) Product categories.

Agencies can browse GSA Advantage! by accessing the Internet Worldwide Web utilizing a browser (ex.: NetScape). The Internet address is http://www.fss.gsa.gov/.

17. PURCHASE OF INCIDENTAL, NON-SCHEDULE ITEMS

For administrative convenience, open market (non-contract) items may be added to a Federal Supply Schedule Blanket Purchase Agreement (BPA) or an individual order, provided that the items are clearly labeled as such on the order, all applicable regulations have been followed, and price reasonableness has been determined by the ordering activity for the open market (non-contract) items.

18. CONTRACTOR COMMITMENTS, WARRANTIES AND REPRESENTATIONS

a. For the purpose of this contract, commitments, warranties and representations include, in addition to those agreed to for the entire schedule contract:

Modification                                                 Page 37 of 53 Pages


(1) Time of delivery/installation quotations for individual orders;

(2) Technical representations and/or warranties of products concerning performance, total system performance and/or configuration, physical, design and/or functional characteristics and capabilities of a product/equipment/service/software package submitted in response to requirements which result in orders under this schedule contract.

(3) Any representations and/or warranties concerning the products made in any literature, description, drawings and/or specifications furnished by the Contractor.

b. The above is not intended to encompass items not currently covered by the GSA Schedule contract.

19. OVERSEAS ACTIVITIES

The terms and conditions of this contract shall apply to all orders for installation, maintenance and repair of equipment in areas listed in the pricelist outside the 48 contiguous states and the District of Columbia, except as indicated below:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

Upon request of the Contractor, the Government may provide the Contractor with logistics support, as available, in accordance with all applicable Government regulations. Such Government support will be provided on a reimbursable basis, and will only be provided to the Contractor's technical personnel whose services are exclusively required for the fulfillment of the terms and conditions of this contract.

20. YEAR 2000 WARRANTY - COMMERCIAL SUPPLY ITEMS
(I-FSS-550-A)(AUG 1997)

As used in this clause, "Year 2000 compliant" means information technology that accurately processes date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations. Furthermore, Year 2000 compliant information technology, when used in combination with other information technology, shall accurately process date time if the other information technology properly exchanges date/time data with it.

Modification                                                Page 38 of 53 Pages


(a) All currently awarded products that are not Year 2000 compliant must be deleted from this contract no later than December 31, 1999.

(b) Any contract modifications, adding new items under clause 552.243-72, Modifications (Multiple Award Schedule), must meet the warranty requirement in paragraph c, below.

(c) The Contractor warrants that each hardware, software, and firmware product delivered under this contract shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with the product documentation provided by the Contractor, provided that all listed or unlisted products (e.g. hardware, software, firmware) used in combination with such listed product properly exchange date data with it. If the contract requires that specific listed products must perform as a system in accordance with the foregoing warranty, then that warranty shall apply to those listed products as a system. The duration of this warranty and the remedies available to the Government for breach of this warranty shall be as defined in, and subject to, the terms and limitations of the Contractor's standard commercial warranty or warranties contained in this contract, provided that notwithstanding any provision to the contrary in such commercial warranty or warranties, the remedies available to the Government under this warranty shall include repair or replacement of any listed product whose non-compliance is discovered and made known to the-Contractor in writing within ninety (90) days after acceptance. Nothing in this warranty shall be construed to limit any rights or remedies the Government may otherwise have under this contract with respect to defects other than Year 2000 performance.

21. BLANKET PURCHASE AGREEMENTS (BPAs)

Federal Acquisition Regulation (FAR) 13.201(a) defines Blanket Purchase Agreements (BPAs) as "...a simplified method of filling anticipated repetitive needs for supplies or services by establishing 'charge accounts' with qualified sources of supply." The use of Blanket Purchase Agreements under the Federal Supply Schedule Program is authorized in accordance with FAR 13.202(c)(3), which reads, in part, as follows:

"BPAs may be established with Federal Supply Schedule Contractors, ( if not inconsistent with the terms of the applicable schedule contract."

Modification                                                 Page 39 of 53 Pages

Federal Supply Schedule contracts contain BPA provisions to enable schedule users to maximize their administrative and purchasing savings. This feature permits schedule users to set up "accounts" with Schedule Contractors to fill recurring requirements. These accounts establish a period for the BPA, and generally address issues such as the frequency of ordering and invoicing, authorized callers, discounts, delivery locations and times. Agencies may qualify for the best quantity/volume discounts available under the contract, based on the potential volume of business that may be generated through such an agreement, regardless of the size of the individual orders. In addition, agencies may be able to secure a discount higher than that available in the contract based on the aggregate volume of business possible under a BPA. Finally, Contractors may be open to a progressive type of discounting where the discount would increase once the sales accumulated under the BPA reach certain prescribed levels. Use of a BPA may be particularly useful with the new Maximum Order feature. See the Suggested Format, contained in this Schedule Pricelist, for customers to consider when using this purchasing tool.

22. CONTRACTOR TEAM ARRANGEMENTS

Federal Supply Schedule Contractors may use "Contractor Team Arrangements" (see FAR 9.6) to provide solutions when responding to a customer agency requirements. The policy and procedures outlined in this part will provide more flexibility and allow innovative acquisition methods when using the Federal Supply Schedules. See the additional information regarding Contractor Team Arrangements in this Schedule Pricelist.

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18. DELETE from ATTACHMENT I the section entitled TERMS AND CONDITIONS
APPLICABLE TO INFORMATION TECHNOLOGY PROFESSIONAL SERVICES (SPECIAL ITEM 132-51) AND ELECTRONIC COMMERCE SERVICES (SPECIAL ITEM 132-52) FOR GENERAL PURPOSE INFORMATION TECHNOLOGY SERVICES and REPLACE with the following:

TERMS AND CONDITIONS APPLICABLE TO INFORMATION TECHNOLOGY (IT) PROFESSIONAL SERVICES (SPECIAL ITEM NUMBER 132-51) AND

ELECTRONIC COMMERCE (EC) SERVICES (SPECIAL ITEM NUMBER 132-52)

**The phrase, "Information Technology (IT) Professional Services/Electronic Commerce (EC) Services" in the following; paragraphs may need to be revised in order to be consistent with the Offeror's proposal; e.g., if only IT Professional Services zre offered, all references to EC Services should be deleted.**

1. SCOPE

a. The prices, terms and conditions stated under Special Item Number 132-51 Information Technology Professional Services and Special Item Number 132-52 Electronic Commerce Services apply exclusively to IT/EC Services within the scope of this Information Technology Schedule.

b. The Contractor shall provide services at the Contractor's facility and/or at the Government location, as agreed to by the Contractor and the ordering office.

**NOTE: Include paragraph 2, only if hourly rates for IT Professional Services are offered.**

2. ORDERING PROCEDURES

a. Procedures for IT professional services priced on GSA schedule at hourly rates.

(1) FAR 8.402 contemplates that GSA may occasionally find it necessary to establish special ordering procedures for individual Federal Supply Schedules or for some Special It Numbers (SINs) within a Schedule. GSA has established special ordering procedures for IT professional services (SIN 132-51)

Modification                                                Page 41 of 53 Pages

that are priced on schedule at hourly rates. These special ordering procedures which are outlined herein take precedence over the procedures in FAR 8.404.

(2) The GSA has determined that the rates for IT professional services contained in this pricelist are fair and reasonable. However, the ordering office using this contract is responsible for considering the level of effort and mix of labor proposed to perform a specific task being ordered and for making a determination that the total firm-fixed price or ceiling price is fair and reasonable.

(3) When ordering IT professional services ordering offices shall

(i) Prepare a Request for quotation:

(A) A performance-based statement of work that outlines, at a minimum, the work to be performed, location of work, period of performance, deliverable schedule, applicable standards, acceptance criteria, and any special requirements (i.e., security clearances, travel, special knowledge, etc.) should be prepared.

(B) A request for quotation should be prepared which includes the performance-based statement of work and requests the contractors submit either a firm-fixed price or a ceiling price to provide the services outlined in the statement of work. A firm-fixed price order shall be requested, unless the ordering office makes a determination that it is not possible at the time of placing the order to estimate accurately the extent or duration of the work or to anticipate cost with any reasonable degree of confidence. When such a determination is made, a labor hour or time-and-materials-proposal may be requested. The firm fixed price shall be based on the hourly rates in the schedule contract and shall consider the mix of labor categories and level of effort required to perform the services described in the statement of work. The firm-fixed price of the order should also include any travel costs or other incidental costs related to performance of the services ordered, unless the order provides for reimbursement of travel costs at the rates provided in the Federal Travel or Joint Travel Regulations. A ceiling price must be established for labor; hour and time and material orders.

(C) The request for quotation may request the contractors, if necessary or appropriate, submit a project plan for performing the task and information on the contractor's experience and/or past performance performing similar tasks.

Modification                                                Page 42 of 53 Pages


(D) The request for quotation shall notify the contractors what basis will be used for selecting the contractor to receive the order. The notice shall include the basis for determining whether the contractors are technically qualified and provide an explanation regarding the intended use of any experience and/or past performance information in determining technical acceptability of responses. If consideration will be limited to schedule contractors who are small business concerns as permitted by paragraph (ii)(A) below, the request for quotations shall notify the contractors that will be the case.

(ii) Transmit the Request for quotation to Contractors:

(A) Based upon an initial evaluation of catalogs and pricelists, the ordering office should identify the contractors that appear to offer the best value (considering the scope of services offered, hourly rates and other factors such as contractors' locations, as appropriate). When buying IT professional services under SIN 132-51 ONLY, the ordering office, at its discretion, may limit consideration to those schedule contractors that are small business concerns. This limitation is not applicable when buying supplies and/or services under other SINs as well as SIN 132-51. The limitations may only be used when at least three (3) small businesses that appear to offer services that will meet the agency's needs are available, if the order is estimated to exceed the micro-purchase threshold.

(B) - The request for quotation-should be to three (3) contractors if the proposed order is estimated to exceed the micro-purchase threshold, but not to exceed the maximum order threshold. For proposed orders exceeding the maximum order threshold, the request for quotation should be provided to additional contractors that offer services that will meet the agency's needs. Ordering offices should strive to minimize the contractors' costs associated with responding to requests for proposals for specific orders. Requests should be tailored to the minimum level necessary for adequate evaluation and selection for order placement.

(iii) Evaluate Proposals and select the contractor to receive the order:

After responses have been evaluated against the factors identified in the request for quotation, the order should be placed with the schedule contractor that represents the best value and results in the lowest overall cost alternative
(considering price, special qualifications, administrative costs, etc.) to meet the Government's needs.

Modification                                                Page 43 of 53 Pages


(4) The establishment of Federal Supply Schedule Blanket Purchase Agreements
(BPAs) for recurring services is permitted when the procedures outlined herein are followed. All BPAs for services must define the services that may be ordered under the BPA, along with delivery or performance time frames, billing procedures, etc. The potential volume of orders under BPAs, regardless of the size of individual orders, may offer the ordering office the opportunity to secure volume discounts. When establishing BPAs ordering offices shall

(i) Inform contractors in the request for quotation (based on the agency's requirement) if a single BPA or multiple BPAs will be established, and indicate the basis that will be used for selecting the contractors to be awarded the BPAs.

(A) SINGLE 8PA: Generally, a single BPA should be established when the ordering office can define the tasks to be ordered under the BPA and establish a firm-fixed price or ceiling price for individual tasks or services to be ordered. When this occurs, authorized users may place the order directly under the established BPA when the need for service arises. The schedule contractor that represents the best value and results in the lowest overall cost alternative to meet the agency's needs should be awarded the BPA.

(B) MULTIPLE BPAs: When the ordering office determines multiple BPAs are needed to meet its requirements, the ordering office should determine which contractors can meet any technical qualifications before establishing the BPAs. When multiple BPAs are established, the authorized users must follow the procedure in
(3)(ii)(B) above, and then place the order with the schedule contractor that represents the best value and results in the lowest overall cost alternative to meet the agency's needs.

(ii) Review BPAs periodically. Such reviews shall be conducted at least annually. The purpose of the review is to determine whether the BPA still represents the best value (considering price, special qualifications, etc.) and results in the lowest overall cost alternative to meet the agency's needs.

(5) The ordering office should give preference to small business concerns when two or more contractors can provide the services at the same firm-fixed price or ceiling price.

Modification                                                 Page 44 of 53 Pages


(6) When the ordering office's requirement involves both products as well as IT professional services, the ordering office should total the prices for the products and the firm-fixed price for the services and select the contractor that represents the greatest value in terms of meeting the agency's total needs.

(7) The ordering office, at a minimum, should document orders by identifying the contractor the services were purchased from, the services purchased, and the amount paid. If other than a firm-fixed price order is placed, such documentation should include the basis for the determination to use a labor-hour or time-and-materials order. For agency requirements in excess of the micro-purchase threshold, the order file should document the evaluation of schedule contractors' proposals that formed the basis for the selection of the contractor that received the order and the rationale for any trade-offs made in making the selection.

b. Ordering Procedures for other services available on schedule at fixed prices for specifically defined services or tasks.

Orders placed pursuant to a Multiple Award Schedule (MAS), using the procedures in FAR 8.404, are considered to be issued pursuant to full and open competition. Therefore, when placing orders under Federal Supply Schedules, ordering offices need not seek further competition, synopsize the requirement, make a separate determination of fair and reasonable pricing, or consider small business set-asides in accordance with subpart 19.5. GSA has already determined the prices of items under schedule contracts to be fair and reasonable. By placing an order against a schedule using the procedures outlined below, the ordering office has concluded that the order represents the best value and results in the lowest overall cost alternative (considering price, special features, administrative costs, etc.) to meet the Government's needs.

(1) Orders placed at or below tho macro-purchase threshold. Ordering offices can place orders at or below the micro-purchase threshold with any Federal Supply Schedule Contractor.

(2) Orders excluding the macro-purchase threshold but not exceeding the maximum order threshold. Orders should be placed with the Schedule Contractor that can provide the supply or service that represents the best value. Before placing an order, ordering offices should consider reasonably available information about the service offered under MAS contracts by using the "GSA Advantage!" on-line shopping service, or by reviewing the, catalogs/pricelists of at least three Schedule Contractors and selecting the delivery and other options available under the

Modification                                                Page 45 of 53 Pages


schedule that meets the agency's needs. In selecting the service representing the best value, the ordering office may consider (i) special features of the service that are required in effective program performance and that are not provided by a comparable service; and (ii) past performance.

(3) Orders exceeding the maximum order threshold. Each schedule contract has an established maximum order threshold. This threshold represents the point where it is advantageous for the ordering office to seek a price reduction. In addition to following the procedures in paragraph b, above, and before placing an order that exceeds the maximum order threshold, ordering offices shall

(i) Review additional Schedule Contractors' catalogs/pricelists or use the "GSA Advantage!" on-line shopping service;

(ii) Based upon the initial evaluation, generally seek price reductions from the Schedule Contractor(s) appearing to provide the best value (considering price and other factors); and

(iii) After price reductions have been sought, place

the order with the Schedule Contractor that provides the best value and results in the lowest overall cost alternative. If further price reductions are not offered, an order may still be placed, if the ordering office determines that it is appropriate.

NOTE:  For orders exceeding the maximum order threshold, the Contractor may:

(A) Offer a new lower price for this requirement (the Price Reductions clause is not applicable to orders placed over the maximum order in FAR 52.216-19 Order Limitations);

(B) Offer the lowest price available under the contract; or

(C) Decline the order (orders must be returned in accordance with FAR
52.216-19).

(4) Blanket purchase agreements (BPAs). The establishment of Federal Supply Schedule BPAs is permitted when following the ordering procedures in FAR 8.404. All schedule contracts contain BPA provisions. Ordering offices may use BPAs to establish accounts with Contractors to fill recurring requirements. BPAs should address the frequency of ordering and invoicing, discounts, and delivery locations and times.

Modification                                                 Page 46 of 53 Pages


(5) Price reductions. In addition to the circumstances outlined in paragraph
(3), above, there may be instances when ordering offices will find it advantageous to request a price reduction. For example, when the ordering office finds a schedule service elsewhere at a lower price or when a BPA is being established to fill recurring requirements, requesting a price reduction could be advantageous. The potential volume of orders under these agreements, regardless of the size of the individual order, may offer the ordering office the opportunity to secure greater discounts. Schedule Contractors are not required to pass on to all schedule users a price reduction extended only to an individual agency for a specific order.

(6) Small business. For orders exceeding the micro purchase threshold, ordering offices should give preference to the items of small business concerns when two or more items at the same delivered price will satisfy the requirement.

(7) Documentation. Orders should be documented, at all, minimum, by identifying the Contractor the item was purchased from, the item purchased, and the amount paid. If an agency requirement in excess of the micro-purchase threshold is defined so as to require a particular brand name, product, or feature of a product peculiar to one manufacturer, thereby precluding consideration of a product manufactured by another company, the ordering office shall include an explanation in the file as to why the particular brand name, product, or feature is essential to satisfy the agency's needs.

3. ORDER

a. Agencies may use written orders, EDI orders, blanket purchase agreements, individual purchase orders, or task orders for ordering services under this contract. Blanket Purchase Agreements shall not extend beyond the end of the contract period; all services and delivery shall be made and the contract terms and conditions shall continue in effect until the completion of the order. Orders for tasks which extend beyond the fiscal year for which funds are available shall include FAR 52.232-19 Availability of Funds for the Next Fiscal Year. The purchase order shall specify the availability of funds and the period for which funds are available.

b. All task orders are subject to the terms and conditions of the contract. In the event of conflict between a task order and the contract, the contract will take precedence.
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4. PERFORMANCE OF SERVICES

a. The Contractor shall commence performance of services on the date agreed to by the Contractor and the ordering office.

b. The Contractor agrees to render services only during normal working hours, unless otherwise agreed to by the Contractor and the ordering office.

c. The Contractor guarantees the satisfactory completion of the IT/EC Services performed under the task order and that all contract personnel utilized in the performance of IT/EC services under the task order shall have the education, experience, and expertise as stated in the task order.

d. Any Contractor travel required in the performance of IT/EC Services must comply with the Federal Travel Regulation or Joint Travel Regulations, as applicable, in effect on the daters) the travel is performed. Established Federal Government per diem rates will apply to all Contractor travel. Contractors cannot use GSA city pair contracts.

5. INSPECTION OF SERVICE

The Inspection of Services-Fixed Price (AUG 1996) clause at FAR 52.246-4 applies to firm-fixed price orders placed under this contract. The Inspection-Time-and-Materials and Labor-Hour (JAN 1986) clause at FAR 52.246-6 applies to time and materials and labor-hour orders placed under this contract.

6. RESPONSIBILITIES OF THE CONTRACTOR

The Contractor shall comply with all laws, ordinances, and regulations (Federal, State, City, or otherwise) covering work of this character.

7. RESPONSIBILITIES OF THE GOVERNMENT

Subject to security regulations, the ordering office shall permit Contractor access to all facilities necessary to perform the requisite IT/EC Services.

8.  INDEPENDENT CONTRACTOR

All IT/EC Services performed by the Contractor under the terms of this contract shall be as an independent Contractor, and not as an agent or employee of the Government.
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9. ORGANIZATIONAL CONFLICTS OF INTEREST

a. Definitions.

"Contractor" means the person, firm, unincorporated association, joint venture, partnership, or corporation that is a party to this contract.

"Contractor and its affiliates" and "Contractor or its affiliates" refers to the Contractor, its chief executives, directors, officers, subsidiaries, affiliates, subcontractors at any tier, and consultants and any joint venture involving the Contractor, any entity into or with which the Contractor subsequently merges or affiliates, or any other successor or assignee of the Contractor.

An "Organizational conflict of interest" exists when the nature of the work to be performed under a proposed Government contract, without some restriction on activities by the Contractor and its affiliates, may either (i) result in an unfair competitive advantage to the Contractor or its affiliates or (ii) impair the Contractor's or its affiliates' objectivity in performing contract work.

b. To avoid an organizational or financial conflict of interest and to avoid prejudicing the best interests of the Government, ordering offices may place restrictions on the Contractors, its affiliates, chief executives, directors, subsidiaries and subcontractors at any tier when placing orders against schedule contracts. Such restrictions shall be consistent with FAR 9.505 and shall be designed to avoid, neutralize, or mitigate organizational conflicts of interest that might otherwise exist in situations related to individual orders placed against the schedule contract. Examples of situations, which may require restrictions, are provided at FAR 9.508.

10. INVOICES

The Contractor, upon completion of the work ordered, shall submit invoices for IT/EC services. Progress payments may be authorized by the ordering office on individual orders if appropriate. Progress payments shall be based upon completion of defined milestones or interim products. Invoices shall be submitted monthly for recurring services performed during the preceding month.
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11. PAYMENTS

For firm-fixed price orders the Government shall pay the Contractor, upon submission of proper invoices or vouchers, the prices stipulated in this contract for service rendered and accepted. Progress payments shall be made only when authorized by the order. For time-and-materials orders, the Payments under Time-and-Materials and Labor-Hour Contracts (Alternate I (APR 1984)) at FAR 52.232-7 applies to time-and-materials orders placed under this contract. For labor-hour orders, the Payment under Time-and-Materials and Labor-Hour Contracts (FEB 1997) (Alternate II (JAN 1986)) at FAR S2.232-7 applies to labor-hour orders placed under this contract.

12. RESUMES

Resumes shall be provided to the GSA Contracting Officer or the user agency upon request.

13. INCIDENTAL SUPPORT COSTS

Incidental support costs are available outside the scope of this contract. The costs will be negotiated separately with the ordering agency in accordance with the guidelines set forth in the FAR.

14. APPROVAL OF SUBCONTRACTS

The ordering activity may require that the Contractor receive, from the ordering activity's Contracting Officer, written consent before placing any subcontract for furnishing any of the work called for in a task order.

15. DESCRIPTION OF IT/EC SERVICES AND PRICING

**NOTE TO CONTRACTORS: The information provided below is designed to assist Contractors in providing complete descriptions and pricing information for the IT/EC Services offered. This language should NOT be printed as part of the Information Technology Schedule Pricelist; instead, Contractors should provide the same type of information as it relates to the IT/EC Services offered under the contract.**

a. The Contractor shall provide a description of each type of

IT/EC Service offered under Special Item Numbers 132-51 and 132-52. IT/EC Services should be presented in the same manner as the Contractor sells to its commercial and other Government
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customers. If the Contractor is proposing hourly rates, a description of all corresponding commercial job titles (labor categories) for those individuals who will perform the service should be provided.

b. Pricing for all IT/EC Services shall be in accordance with the Contractor's customary commercial practices; e.g., hourly rates, monthly rates, term rates, and/or fixed prices.

The following is an Example of the manner in which the description of a commercial job title should be presented:

EXAMPLE:

Commercial Job Title:  System Engineer

Minimum General Experience: Three (3) years of technical experience which applies to systems analysis and design techniques for complex computer systems. Requires competence in all phases of systems analysis techniques, concepts and methods; also requires knowledge of available hardware, system software, input/output devices, structure and management practices.

Functional Responsibility: Guides users in formulating requirements, advises alternative approaches, conducts feasibility studies.

Minimum Education:  Bachelor's Degree in Computer Science

19. ADD the following to the end of the Terms and Conditions and prior to the prices of the FEDERAL SUPPLY SERVICE AUTHORIZED INFORMATION TECHNOLOGY SCHEDULE PRICELIST (formerly known as Attachment I of the solicitation).

**Include the following in the proposed FSS IT Schedule Price-list.**

USA COMMITMENT TO PROMOTE
SMALL BUSINESS PARTICIPATION
PROCUREMENT PROGRAMS

PREAMBLE

(Name of Company) provides commercial products and services to the Federal Government. We are committed to promoting participation of small, small disadvantaged and women-owned small businesses in our contracts. We pledge to provide opportunities to the small business community through reselling opportunities,c mentor-protege programs, joint ventures, teaming arrangements, and subcontracting.
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COMMITMENT

To actively seek and partner with small businesses.

To identify, qualify, mentor and develop small, small disadvantaged and women-owned small businesses by purchasing from these businesses whenever practical.

To develop and promote company policy initiatives that demonstrate our support for awarding contracts and subcontracts to small business concerns.

To undertake significant efforts to determine the potential of small, small disadvantaged and women-owned small business to supply products and services to our company.

To insure procurement opportunities are designed to permit the maximum possible participation of small, small disadvantaged, and women-owned small businesses.

To attend business opportunity workshops, minority business enterprise seminars, trade fairs, procurement conferences, etc., to identify and increase small businesses with whom to partner.

To publicize in our marketing publications our interest in meeting small businesses that may be interested in subcontracting opportunities.

We signify our commitment to work in partnership with small, small disadvantaged and women-owned small businesses to promote and increase their participation in Federal Government contracts. To accelerate potential opportunities please contact (Insert Company Point of contact, phone number, e-mail address, fax number).
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20. In order to assist GSAJFSS in updating our database, please, PROVIDE/UP DATE the following information:

(a) Offerors are to insert the ordering information below:

ORDERING ADDRESS:  4500 Forbes Blvd., Suite 300
Lanham, MD ZIP CODE:  20706
ORDERING FACSIMILE:  301-459-9210

(b) Offerors are required to designate a person to be contacted for prompt contract administration.

NAME:  Earl G. Wilkerson
TITLE:  GSA Contracts Manager
ADDRESS:  4500 Forbes Blvd., Suite 300
Lanham, MD  ZIP CODE:  20706

TELEPHONE NO.:  ( 301 ) 459-2650 x3314   FAX NO.:( 301 ) 459-9210

E-MAIL ADDRESS Wilkerse@pulsar.com

(c) Contractor compliance with the GSA Form 72A reporting requirements and the Industrial Funding Fee will be delegated to a GSA Administrative Contracting Officer. The Contract Management Zone will be determined based upon the location of the individual designated by the Contractor for administration of the contract's GSA Form 72A reporting. The name of this individual, along with the person responsible for questions concerning the Industrial Funding Fee, must be provided by the Contractor prior to the award of a contract.

GSA FORM 72A:

NAME:     Earl G. Wilkerson

ADDRESS:  4500 Forbes Blvd., Suite 300
          Lanham, MD   ZIP CODE:  20706

TELEPHONE NO.:  (301)459-2560 x3314 FAX NO.:  (301) 459-9210

E-MAIL ADDRESS:  wilkerse@pulsar.com
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INDUSTRIAL FUNDING FEE:
NAME:  Earl G. Wilkerson

ADDRESS:   4500 Forbes Blvd. Suite 300
Lanham, MD    ZIP CODE:  20706

TELEPHONE NO.:  (301) 459-2650 Ext. 3314  FAX NO.:  (301) 459-9210

E-MAIL ADDRESS: Wilkerse@pulsar.com
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